                   AMENDMENT NO. 18 TO MANAGEMENT AGREEMENT

   This Amendment No. 18 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1,
2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30,
2004, January 1, 2005, April 30, 2005, July 1, 2005, September 30,
2005, November 1, 2005, December 1, 2005, December 19, 2005, January 1, 2006,
and May 1, 2006 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now know as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 1st day of May, 2006.

   WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

   WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

   NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

1. Schedule A of the Agreement hereby is amended to change the Manager's fee with respect to the Portfolios listed below to the following:

Portfolio                                     Percentage of average daily net assets
---------                                ------------------------------------------------
Cyclical Growth and Income ETF Portfolio 0.45% of first $300 million of such assets, plus
                                         0.43% of such assets over $300 million up to
                                         $600 million, plus 0.40% of such assets over
                                         $600 million.

Cyclical Growth ETF Portfolio            0.45% of first $300 million of such assets, plus
                                         0.43% of such assets over $300 million up to
                                         $600 million, plus 0.40% of such assets over
                                         $600 million.

   2. All other terms and conditions of the Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the __ day of __________, 2006.

                                           MET INVESTORS SERIES TRUST

                                           By:
                                                  -----------------------------
                                           Name:  Elizabeth M. Forget
                                           Title: President

                                           MET INVESTORS ADVISORY LLC

                                           By:
                                                  -----------------------------
                                           Name:  Elizabeth M. Forget
                                           Title: President